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                                                                    EXHIBIT 99.3

                   AMENDMENT TO COMMON STOCK PURCHASE WARRANT


    This AMENDMENT to Common Stock Purchase Warrant (the "Amendment") is made as of the 30th day of September, 1997, by and between MEDIA LOGIC, INC., a Massachusetts corporation (the "Company"), and DIGITAL MEDIA & COMMUNICATIONS LIMITED PARTNERSHIP (the "Holder").

    WHEREAS the Company issued a Common Stock Purchase Warrant dated March 24, 1997 (the "Warrant") to the Holder for the right to purchase 410,870 shares of the Common Stock of the Company;

    WHEREAS, the Company and the Holder desire to amend the Warrant to reflect certain changes in the terms of the Warrant as agreed by them.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as in the Warrant.

2. Section (j) of the definitions section of the Warrant is hereby deleted in its entirety and replaced with the following:

    (j) The term "Filing Penalty Commencement Date" means the sixth (6th) business day after the filing of the Registration Statement with the Securities and Exchange Commission (the "Commission").

3.  The follow section is added to the definitions section of  the Warrant:

    (a) The term "Effectiveness Penalty Commencement Date" means the fifth (5th) day after the Commission notifies the Company of the Commission's willingness to declare the Registration Statement effective.

4. Section (6) of the Warrant is hereby deleted in its entirety and replaced with the following:

    "6.  Registration Statement:  Timing of Filing, Effectiveness and Period of
          Usability.

    Subject to the provisions of Section 7 hereof, the holders of the Warrant Shares representing a majority of such securities (assuming the exercise of all of the then outstanding Warrants) shall have the right (a "Demand"), on one occasion only, exercisable by written notice to the Company, to have the Company prepare and file with the Commission a Registration Statement on Form S-3 or, if the Company is not then eligible to use Form S-3, on Form S-1, registering resales of the Registrable Securities by the holders from time to time through the automated quotation system of


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the American Stock Exchange or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon and in privately-negotiated transactions. The Company shall use its best efforts (i) to file a Registration Statement with the Commission no later than the sixth (6th) business day following the Company's receipt, in writing, of the Demand, and (ii) to effect as soon as practicable thereafter, the registration of the Registrable Securities under the Securities Act.

    If (i) the Registration Statement is not filed with the Commission on or before the Filing Penalty Commencement Date, (ii) the Registration Statement is not declared effective by the Commission on or before the Effectiveness Penalty Commencement Date, or (iii) if at any time after the Registration Statement is declared effective, but prior to the Expiration Date, the Warrant Shares may not be sold pursuant to the Registration Statement for more than 30 days during any 12-month period (whether because the Registration Statement is no longer effective, there is a material misstatement or omission in the Registration Statement, or otherwise) (any such period in excess of such 30 days is hereinafter referred to as an "Unavailability Period"), the Company will have the obligation to pay penalty payments (the "Penalty Payments") at the rate of $200 per 5,000 Warrant Shares per month following the Filing Penalty Commencement Date or the Effectiveness Penalty Commencement Date, or following the commencement of the Unavailability Period, as the case may be, until the Registration Statement is filed, declared effective or may be used following an Unavailability Period, as the case may be. The first Penalty Payment shall be payable on the earlier to occur of the 30th calendar day following the Filing Penalty Commencement Date or the Effectiveness Penalty Commencement Date, or following the commencement of the Unavailability Period, as the case may be, or the date the Registration Statement is filed, declared effective or may be used following an Unavailability Period, as the case may be. Subsequent Penalty Payments shall be payable on each 30-day anniversary of the Filing Penalty Commencement Date or the Effectiveness Penalty Commencement Date or following the commencement of the Unavailability Period, as the case may be, except if the Registration Statement shall be filed or declared effective prior thereto or may be used following an Unavailability Period, as the case may be, in which case the subsequent Penalty Payment shall be made concurrently with such effectiveness or date on which the Registration Statement may be used. Any date on which a Penalty Payment is required to be paid is referred to herein as a "Penalty Payment Date." Penalty Payments shall be paid to the holders of record of the Warrants on each Penalty Payment Date. With respect to Warrants which have been exercised for Shares prior to a Penalty Payment Date, the Penalty Payment with respect to such exercised Warrants shall be paid to the holders on such Penalty Payment Date of the Warrants Shares. The Company shall have the option to pay Penalty Payments in respect of the first two Penalty Payment Dates either in cash or in shares of Common Stock which shall be registered pursuant to the Registration Statement (the "Penalty Shares") together with the Warrant Shares, and Penalty Payments with respect to all subsequent Penalty Payment Dates shall be paid by the Company solely in cash. The Penalty Payment shall accrue and be prorated for partial months, assuming a 360-day year of twelve 30-day months. The number of Penalty Shares to be issued in payment of any Penalty Payment shall be determined by dividing the amount of such Penalty Payment by the average price of the Common Stock over the five (5) trading days preceding the applicable Penalty Payment Date.

    The Company will use its best efforts (i) to keep the Registration
Statement continuously effective and usable for resale of Registrable Securities until the Expiration Date or such shorter

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period which will terminate when all Warrant Shares and Penalty Shares have ceased to be Registrable Securities, and (ii) to file with the Securities and Exchange Commission on a timely basis all reports, notices and otherwise as the Company may be required to file under the Securities Exchange Act of 1934, as amended."

5. Section 20 of the Warrant is hereby deleted in its entirety and replaced with the following:

    "20.  Notices, etc.    All notices, requests, consents and other
    communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

    If to the Company:

         Media Logic, Inc.
         310 South Street
         Plainville, Massachusetts  02762
         Attention:  President
         Telephone: (508) 695-2006
         Facsimile:   (508) 695-8593

    With a copy to:

         Richard R. Kelly,  Esquire
         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, Massachusetts  02111
         Telephone: (617) 542-6000
         Facsimile:   (617) 542-2241

    If to the registered holder of this Warrant:

         Such address as may have been furnished to the Company in writing by such holder or at the address shown on such holder's Warrant.

    All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made."


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6.  Except as modified by this Amendment, the Warrant shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                   MEDIA LOGIC, INC.


/s/ Paul O'Brien                   By: /s/ William E. Davis
---------------------------------     ---------------------------------
Attest
                                   DIGITAL MEDIA & COMMUNICATIONS
                                   LIMITED PARTNERSHIP





/s/                                By: /s/
---------------------------------     ---------------------------------
Attest




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